                                 EXHIBIT 8(f)(3)
                   AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT

                 AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT AMONG

                        VARIABLE INSURANCE PRODUCTS FUND,

                        FIDELITY DISTRIBUTORS CORPORATION

                                       and

                           PFL LIFE INSURANCE COMPANY

     WHEREAS, Variable Insurance Products Fund (the "Fund"), Fidelity Distributors Corporation (the "Underwriter") and PFL Life Insurance Company (the "Company") have previously entered into a Participation Agreement ("the Agreement") dated April 1, 1991 (as amended) and desire to adjust certain provisions of the Agreement; and

     WHEREAS, the Company has registered or will register the Account as a unit investment trust under the 1940 Act or will not register the Account in proper reliance upon an exclusion from registration under the 1940 Act; and

     WHEREAS, the Company has issued or will issue certain variable life insurance or variable annuity contracts (including any certificates thereunder) supported wholly or partially by the Account (the "Contract"), and said Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement;

     NOW, THEREFORE, the parties do hereby agree to amend the Agreement as follows:

1. Paragraph 2.1 of the Agreement shall be amended by striking that paragraph and adding the following:

     2.1 The Company represents and warrants that the Contracts are or will be registered under the 1933 Act or that the Contracts are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under the Iowa insurance laws and has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts or that it has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act.

2. This Schedule A replaces and supersedes Schedule A of the Participation Agreement dated April 1,1991 (as amended) among the Variable Insurance Products Fund, Fidelity Distributors Corporation and PFL Life Insurance Company.



                                   SCHEDULE A
                                    Accounts

                                                          Date of Resolutions
                                                          of Company's Board
                                                          that established
    Name of Contracts         Names of Accounts           the Accounts
    ------------------        -----------------           ------------

Fidelity Income Plus          Fidelity Variable Annuity   August 24, 1979 (by
Individual Variable Annuity   Account                     an affiliate
Contracts                                                 subsequently acquired
                                                          by the Company)

PFL Retirement Builder        PFL Retirement Builder      March 29, 1996
Individual Variable Annuity   Variable Annuity Account
Contracts

PFL Retirement Builder        PFL Retirement Builder      March 29, 1996
Immediate Variable Annuity    Variable Annuity Account
Contracts

Portfolio Select Individual   PFL Retirement Builder      March 29,1996
Variable Annuity Contracts    Variable Annuity Account

Advantage V                   PFL Corporate               August 10,1998
                              Account One

PFL Variable Universal        PFL Variable Life           July 1, 1999
Life Policy                   Account A

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. In the event of a conflict between the Agreement and this Amendment No. 3, it is understood and agreed that the provisions of this Amendment No. 3 shall control.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to Participation Agreement to be executed in its name and on its behalf by its duly authorized representative as of this 1st day of September, 1999.



                                                PFL LIFE INSURANCE COMPANY

                                                By: /s/ William L. Buster
                                                   -----------------------------

                                                Name: William L. Buster
                                                     ---------------------------

                                                Title: President
                                                      --------------------------

                                                VARIABLE INSURANCE
                                                  PRODUCTS FUND

                                                By: /s/ Robert C. Pozen
                                                   -----------------------------

                                                Name: Robert C. Pozen
                                                     ---------------------------

                                                Title: Senior Vice President
                                                      --------------------------

                                                FIDELITY DISTRIBUTORS
                                                  CORPORATION

                                                By: /s/ Kevin J. Kelly
                                                   -----------------------------

                                                Name: Kevin J. Kelly
                                                     ---------------------------

                                                Title: Vice President
                                                      --------------------------